Exhibit 99.1

Safe & Green Holdings Corp. Announces Appointment
of Patricia Kaelin, CPA, as Chief Financial Officer

MIAMI—May 2, 2023 (BUSINESS WIRE) -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green” or the “Company”), a leading developer, designer, and fabricator of modular structures, announced today the appointment of Patricia Kaelin, CPA, as the Company’s new Chief Financial Officer, effective May 2, 2023.

Ms. Kaelin is a member of the AICPA with more than 25 years of financial leadership, strategic planning, and public company experience. She has served as Chief Financial Officer for public and privately held companies and has extensive experience in the construction, real estate, manufacturing and healthcare industries. She has expertise in mergers and acquisitions and corporate restructuring, as well as private and public equity and debt financing. Ms. Kaelin served as Chief Financial Officer of Buddies Brand, a privately held West Coast consumer packaged goods (CPG) company. Prior to that, she served as Chief Financial Officer of 1933 Industries, Inc., a publicly traded CPG company based in Vancouver, British Columbia, with operations in the US. Ms. Kaelin also served as Chief Financial Officer, Business Operations, at Clifton Larson Allen, one of the largest CPA and consulting firms in the United States and as Consulting Chief Financial Officer for multiple companies on a fractional basis while at TGG Accounting, a provider of outsourced accounting and business advisory services for small to mid-sized businesses across various industries with offices throughout the Southwest US. She began her career at BDO USA, LLP, spending seven years in public accounting where she earned her CPA certificate. Ms. Kaelin earned her bachelor’s degree in Business Administration with a concentration in Accounting from California State University, Fullerton.

“I am delighted to welcome Patricia to our senior executive team,” commented Paul Galvin, Chairman and CEO of Safe & Green. “Her extensive financial experience and successful track record across a variety of industries, including construction, manufacturing, healthcare, and real estate development, will be particularly valuable as we execute our aggressive growth strategy. Specifically, we have developed a highly scalable business model, best illustrated by the rapid growth in our construction services revenue, coupled with the significant operating leverage we expect to gain from the vertical integration of our manufacturing capabilities. At the same time, we look forward to her strategic insight, as we work to unlock value from our tremendous asset base, while internally funding growth, including major initiatives underway within our medical and environmental segments. We also look forward to benefiting from her capital markets experience, as we advance the spinoff of Safe and Green Development Corporation (“SG DevCo”), which is on track to become its own independent, publicly traded company later this year. We are committed to maintaining a lean operating structure, with a laser focus on carefully managing expenses, which we believe will result in substantial cash flow and long-term profitability.”

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose-built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Patricia Kaelin to the Company, executing the Company’s aggressive growth strategy, gaining significant operating leverage from the vertical integration of the Company’s manufacturing capabilities, unlocking value from the Company’s asset base, internally funding the Company’s growth, including major initiatives underway within its medical and environmental segments, advancing the spinoff of SG DevCo, SG DevCo being on track to become its own independent, publicly traded company later this year and the Company maintaining a lean operating structure and carefully managing expenses resulting in substantial cash flow and long-term profitability. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Patricia Kaelin to the Company, the Company’s ability to execute its aggressive growth strategy, the Company’s ability to gain significant operating leverage from the vertical integration of its manufacturing capabilities, the Company’s ability to unlock value from the Company’s asset base and internally fund its growth, including major initiatives underway within its medical and environmental segments, the Company’s ability to spin out SG DevCo as planned, the Company’s ability to expand within its various verticals, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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